Specimen Stock Certificate

                        AMERICAN CENTURY (name of series)

                        A Series of the Capital Stock of
               American Century Strategic Asset Allocations, Inc.
              Incorporated Under the Laws of the State of Maryland

NUMBER                               DATED                                SHARES


This is to Certify that

    IS THE OWNER OF THE FULLY PAID AND NON-ASSESSABLE SHARES STATED ABOVE OF
                        American Century (name of series)
                                 (name of class)

               A series of the Capital Stock, Par Value $0.01, of
               American Century Strategic Asset Allocations, Inc.

                             (american century logo)
                                    American
                                  Century (sm)

                     [printed vertically along right margin]
                                 Countersigned:

                         By---------------Transfer Clerk

         The Corporation will furnish without charge to each Shareholder who so requests the designations and the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of each series and class of stock of the Corporation.

         This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation of the Corporation and all amendments thereto, copies of which are on file at the executive offices of the Corporation, and the holder hereof by acceptance of this certificate consents and agrees to be bound by all of said provisions.

         This certificate is not valid until countersigned by an authorized Transfer Clerk of the Corporation.

         WITNESS the facsimile signatures of the Corporation's duly authorized officers.


/s/William M. Lyons                                 /s/James E. Stowers III
William M. Lyons                                    James E. Stowers III
SECRETARY                                           PRESIDENT

                             [front of certificate]


FOR VALUE RECEIVED,-------------HEREBY SELL, ASSIGN AND TRANSFER

unto----------------------------------------------------------------------------
--------------------------------------------------------------------------------
of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

------------------------------------------------------------------------Attorney
to transfer the said Stock on the books of the within named issuer with full power of substitution in the premises.

DATED:-------------------                        -------------------------------
                                                 Signature

                                                 -------------------------------
                                                 Signature

(signature guarantee stamp)

[printed vertically along far right margin]

         NOTICE: The signature(s) on this assignment must correspond with the name(s) as written upon the face of the certificate, in every particular, without alteration or any change whatever.

         The signature(s) must be guaranteed by a bank or trust company, credit union, broker-dealer, securities exchange or association, clearing agency or savings association, as defined by federal law. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

                              [back of certificate]